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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




     Date of Report (Date of earliest event reported)      December 16, 1999


                            MITCHAM INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


            Texas                     000-25142              76-0210849
  (State or other jurisdiction    (Commission File         (IRS Employer
        of incorporation)             Number)          Identification No.)


44000 Highway 75 South, Huntsville, Texas                      77340
(Address of principal executive offices)                     (Zip Code)


     Registrant's telephone number, including area code:    (409) 291-2277





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ITEM 5.  OTHER EVENTS.

a. Effective December 16, 1999, Mitcham Industries, Inc. (the "Company") renewed its exclusive leasing arrangement with Sercel, S.A. ("Sercel"), a major manufacturer of 3-D seismic data acquisition equipment, by entering into a new Exclusive Equipment Lease Agreement (the "Agreement"). With the exception of a different minimum purchase requirement for the Company, the Agreement is substantially similar to the former Exclusive Equipment Lease Agreement that the Company and Sercel entered into in September 1996 (the "Former Agreement"). The Former Agreement required the Company to purchase from Sercel an aggregate of $10.2 million of Sercel equipment by December 31, 1999, and the Company satisfied that purchase requirement in fiscal 1998.

         Under the Agreement, the Company acts as Sercel's exclusive third-party worldwide short-term (for leases of a duration of less than one year) leasing representative and Sercel will refer to the Company all requests it receives to lease Sercel 3-D data acquisition equipment and other field equipment, through December 31, 2002. Except for the fact that Sercel may engage in short-term leasing directly to its customers and affiliates, Sercel may not recommend or suggest any competitor of the Company as a potential lessor of such data acquisition equipment.

         A condition of the Agreement is that the Company purchase, at favorable prices, a total of six 408UL 3-D data acquisition systems with at least 600 channels and other field equipment from Sercel over the term of the Agreement, with at least one such system to be purchased in each of the following periods:
December 16, 1999-June 30, 2000; July 1, 2000-December 31, 2000; January 1,
2001-June 30, 2001; July 1, 2001-December 31, 2001; January 1, 2002-June 30,
2002; and July 1, 2002-December 31, 2002. The list price of a 600-channel system is approximately $1,100,000. Subject to certain exceptions, if the Company does not purchase such equipment on or before such dates, then Sercel may terminate the Agreement on 10 days' written notice to the Company. In that event, the Company will have no further obligation to purchase additional equipment from Sercel.

         The Agreement is subject to termination by Sercel before December 31, 2002: (i) at any time upon (a) Sercel's reasonable belief that the Company has violated or intends to violate the Foreign Corrupt Practices Act of 1977, as amended, (b) the Company's refusal or inability to certify that it is in compliance with laws applicable to its activities, or (c) the Company's insolvency, voluntary or involuntary bankruptcy, assignment for the benefit of creditors or discontinuance as a going concern, and (ii) upon 90 days prior written notice if the Company no longer employs Billy F. Mitcham, Jr. in a senior management capacity. The Agreement is attached as Exhibit 10.

b. On December 20, 1999, the Company issued a Press Release with respect to the Agreement. The Press Release is attached as Exhibit 99.




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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (A)      FINANCIAL STATEMENTS.  NONE

         (B)      PRO FORMA FINANCIAL INFORMATION.  NONE

         (C)      EXHIBITS.

                  Exhibit Number        Description
                  --------------        -----------

                            10 Exclusive Equipment Lease Agreement, effective December 16, 1999

                            99          Press Release dated December 20, 1999




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          MITCHAM INDUSTRIES, INC.
                                          --------------------------------------
                                          (Registrant)


DATED:  December 31, 1999



                                          By:    /s/  BILLY F. MITCHAM, JR.
                                          --------------------------------------
                                          Billy F. Mitcham, Jr.
                                          Chairman of the Board,
                                          Chief Executive Officer and President





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                                  EXHIBIT INDEX

EXHIBIT
NUMBER                          DESCRIPTION
------                          -----------
10                              Exclusive Equipment Lease Agreement

99                              Press Release dated December 20, 1999